Exhibit 5

                                ROSE LAW FIRM
                         a Professional Association
                           120 East Fourth Street
                        Little Rock, Arkansas  72201


                                July 25, 1997



Bank of the Ozarks, Inc.
425 West Capitol Avenue
Suite 3100
Little Rock, Arkansas  72201

Re: Bank of the Ozarks, Inc. Form S-8 Registration Statement- Bank of the Ozarks, Inc. Non-employee Director Stock Option Plan

Ladies and Gentlemen:

    We are acting as counsel for Bank of the Ozarks, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 80,000 shares of the Company's Common Stock, $.01 par value, to be issued from time to time pursuant to the Company's Non-employee Director Stock Option Plan (the "Plan").

    We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the shares that may be issued and sold pursuant to the Plan and the authorized forms of stock option agreements thereunder will be, when issued in accordance with the Plan and such stock option agreements, validly issued, fully paid, and nonassessable.

    In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of the matters of law has been limited to the laws of the State of Arkansas and the federal laws of the United States of America, in each case as in effect on the date hereof. We hereby consent to the use of this opinion as an exhibit to the referenced registration statement.

                                   Very truly yours,

                                   ROSE LAW FIRM, a Professional Association
                                   By: /s/ Jeffrey J. Gearhart
                                       -------------------------
                                           Jeffrey J. Gearhart
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